EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of The InterGroup Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Gonzalez, Vice President Real Estate of the Company, serving as its Interim Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●	The Report fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David C. Gonzalez
David C. Gonzalez
Vice President Real Estate, Advisor of Executive Strategic Real Estate and Securities Investment Committee
Investment Committee (Interim Principal Financial Officer)

Date: May 15, 2023

A signed original of this written statement required by Section 906 has been provided to The InterGroup Corporation and will be retained by The InterGroup Corporation and furnished to the Securities and Exchange Commission or its staff upon request.